   As filed with the Securities and Exchange Commission on April 28, 1994

                                                          Registration No. ____


                      SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                            ____________
                              Form S-8
                       REGISTRATION STATEMENT
                               Under
                     THE SECURITIES ACT OF 1933
                             __________

                      BIO-RAD LABORATORIES, INC.
           (Exact name of Registrant as specified in its charter)


               Delaware                                     94-1381833
         (State or Other Jurisdiction                    (I.R.S. Employer
            of Incorporation or                            Identification
              Organization)                                   Number)


                               1000 Alfred Nobel Drive
                             Hercules, California  94547
                      (Address of principal executive offices)
                                  ______________

         BIO-RAD LABORATORIES, INC. AMENDED 1988 EMPLOYEE STOCK PURCHASE PLAN
                                 (Full title of the plan)
                                                         Copy to:

           SANFORD S. WADLER                 CHRISTOPHER L. KAUFMAN, ESQ.
        General Counsel and Secretary             Latham & Watkins
         Bio-Rad Laboratories, Inc.         505 Montgomery Street, Suite 1900
          1000 Alfred Nobel Drive           San Francisco, California  94111
        Hercules, California  94547                (415) 391-0600
            (510) 724-7000
        (Name, address, including zip code,
     and telephone number including area code,
              of agent for service)
                                      _______________


                              CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
 Title of            Amount to       maximum       maximum
 securities          Amount          offering      aggregate      Amount of
 to be               to be           price per     offering       registration
 registered          registered      share (1)     price (1)      fee
 --------------      -----------     ---------     ---------      ------------
 Class A Common
  Stock, $1.00
  par value          130,000         $14.31        $1,860,300     $641.48


 [FN]
 (1)Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h) and (c). The Proposed
 Maximum Offering Price Per Share is based upon the average of the high and low prices for the Company's Common Stock on the American Stock Exchange on April 25, 1994.

 PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                      REGISTRATION OF ADDITIONAL SECURITIES


          By Registration Statements on Form S-8 filed with the Securities and Exchange Commission on November 16, 1988, and September 4, 1992, Registration File No. 33-25583 and 33-51928, respectively, (the "Prior Registration Statements"), Bio-Rad Laboratories, Inc., a Delaware corporation (the "Company"), previously registered 300,000 shares of the Class A Common Stock, par value $1.00 per share (the "Common Stock"), of the Company reserved for issuance from time to time in connection with the Bio-Rad Laboratories Amended 1988 Employee Stock Purchase Plan, (the "Plan"). The Plan has been further amended and the number of shares of Common Stock issuable thereunder has been increased to 430,000. Under this Registration Statement, the Company is registering the additional 130,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statements are incorporated by reference herein.


 Item 5.  Interests of Named Experts and Counsel

          The legality of the shares of Common Stock offered hereby are being passed upon for the Company by Sanford S. Wadler, General Counsel and Secretary of the Company.


 Item 8.  Exhibits

     4.1  Bio-Rad Laboratories, Inc. Amended 1988 Employee Stock Purchase Plan

     5.1 Opinion of Sanford S. Wadler, General Counsel and Secretary of the Company

     23.1 Consent of Independent Public Accountants.

     23.2 Consent of Sanford S. Wadler, General Counsel and Secretary of the Company (included in Exhibit 5.1).

     24 Power of Attorney (incorporated in the signature page to the Registration Statement--see pages 2 and 3).



                                       1.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1993, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hercules, California on April 28, 1994.
                                     BIO-RAD LABORATORIES, INC.

                                     By:   /s/ Sanford S. Wadler
                                           Name:   Sanford S. Wadler
                                           Title:  General Counsel and Secretary


 POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints David Schwartz and Thomas L. Braje and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Bio-Rad Laboratories, Inc. and on the dates indicated.


                                        2.

 Signature                     Title                     Date


                               President                 April 28, 1994
 /s/ David Schwartz            and Director
 David Schwartz


 /s/ James J. Bennett          Director                  April 28, 1994
 James J. Bennett


 /s/ Albert J. Hillman         Director                  April 28, 1994
 Albert J. Hillman


 /s/ Philip L. Padou           Director                  April 28, 1994
 Philip L. Padou


 /s/ Alice N. Schwartz         Director                  April 28, 1994
 Alice N. Schwartz


 /s/ Burton A. Zabin           Director                  April 28, 1994
 Burton A. Zabin


                               Vice President,           April 28, 1994
 /s/ Thomas L. Braje           Chief Financial Officer
 Thomas L. Braje

                               Principal Accounting      April 28, 1994
 /s/ James R. Stark            Officer
 James R. Stark



                                        3.

                          INDEX TO EXHIBITS



 EXHIBIT                                                     PAGE

 4.1  Bio-Rad Laboratories, Inc. Amended 1988
         Employee Stock Purchase Plan  . . . . . . . . . . .   7

 5.1   Opinion of Sanford S. Wadler, General Counsel
         and Secretary of the Company  . . . . . . . . . . .   5

 23.1  Consent of Independent Public Accountants . . . . . .   6

 23.2 Consent of Sanford S. Wadler, General Counsel and Secretary of the Company (included in Exhibit 5.1)

 24    Power of Attorney (incorporated in the signature page
         to the Registration Statement (see pp. 2 and 3)




                                       4.